United States

Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report:  May 6, 2014
(Date of Earliest Event Reported)

REALTY INCOME CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	1-13374	33-0580106
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

600 La Terraza Boulevard, Escondido, California 92025-3873

(Address of principal executive offices)

(760) 741-2111

(Registrant’s telephone number, including area code)

N/A

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07        Submission of Matters to a Vote of Security Holders

(a)  On May 6, 2014, Realty Income Corporation (the “Company”) held its 2014 annual meeting of stockholders (the “Annual Meeting”). As of March 6, 2014, the record date for the Annual Meeting, there were 207,612,524 common shares issued and outstanding and entitled to vote at the Annual Meeting. Proxies for the Annual Meeting were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934.

(b)  The results of the matters voted upon at the Annual Meeting were as follows:

Proposal 1 considered at the Annual Meeting was the election of seven directors to serve until the 2014 annual meeting of stockholders and until their respective successors are duly elected and qualified.

All of management’s nominees for directors as listed in the proxy statement were elected with the following share vote:

	Voted For	Voted Against	Abstentions	Broker Non-Votes
Kathleen R. Allen, Ph.D.	109,575,094	1,454,690	677,937	74,910,887
John P. Case	110,322,330	669,875	715,516	74,910,887
A. Larry Chapman	109,800,966	1,194,688	712,067	74,910,887
Priya Cherian Huskins	110,189,715	802,927	715,079	74,910,887
Michael D. McKee	109,228,712	1,768,339	710,670	74,910,887
Gregory T. McLaughlin	109,747,380	1,232,268	728,073	74,910,887
Ronald L. Merriman	109,127,046	1,871,562	709,113	74,910,887

Proposal 2 considered at the Annual Meeting was the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2014.  This proposal was approved, with 182,888,290 shares voted for, 2,527,832 shares voted against, and 1,202,486 shares representing abstentions.  No broker non-votes resulted from the vote on this proposal.

Proposal 3 considered at the Annual Meeting was the approval, on an advisory basis, of the compensation of the Company’s named executive officers.  This proposal was approved, with 102,652,445 shares voted for, 5,938,416 shares voted against, 3,116,860 shares representing abstentions and 74,910,887 shares representing broker non-votes.

(c)  Not applicable.

(d)  Not applicable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 7, 2014	REALTY INCOME CORPORATION

	By:	/s/ MICHAEL R. PFEIFFER

Michael R. Pfeiffer
Executive Vice President, General Counsel and Secretary